Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Upsizing and Pricing of Senior Secured
Notes Offering

(HOUSTON, Texas) – October 17, 2013 – Calpine Corporation (NYSE: CPN) today announced the pricing of $750,000,000 in aggregate principal amount of its 6.00% Senior Secured Notes due 2022 in a private placement. In response to market demand, the aggregate principal amount of the notes offered was increased from $570,000,000. The offering is expected to close on October 31, 2013. Calpine Corporation intends to use the proceeds from this offering, together with the proceeds from a new senior secured term loan and cash on hand (if necessary), to (i) pay the consideration in the concurrent tender offer and consent solicitation Calpine Corporation has undertaken in respect of any and all of its existing 7.25% Senior Secured Notes due 2017, (ii) redeem any 7.25% Senior Secured Notes due 2017 not tendered in the tender offer and consent solicitation and (iii) pay premiums, fees and expenses relating to the tender offer and consent solicitation, this offering and the redemption described above.

The notes will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. without registration under the Securities Act or pursuant to an applicable exemption from such registration.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and nor shall there be any offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Calpine

Calpine Corporation generates more electricity than any other independent power producer in America, with a fleet of 93 power plants in operation or under construction, representing more than 28,000 megawatts of generation capacity. Serving customers in 20 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and

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Calpine Corporation Announces Upsizing and Pricing of Senior Secured Notes Offering

October 17, 2013

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Forward-Looking Information

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expectations regarding the use of proceeds from the offering, expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2012. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.